INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders
Comcast Corporation
Philadelphia, Pennsylvania

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and its subsidiaries (the "Company") on Form S-3 and S-8 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1998.


Registration Statements on Form S-8:



Title of Securities Registered                  Registration Statement Number

The Comcast Corporation Retirement Investment Plan          33-41440

The Comcast Corporation Retirement Investment Plan          33-63223

Storer Communications Retirement Savings Plan               33-54365

Stock Option Plans                                          33-56903

The 1996 Comcast Corporation Stock Option Plan              333-08577

The 1996 Comcast Corporation Deferred Compensation Plan     333-18715

Comcast-Spectacor 401(k) Plan                               333-69709


Registration Statements on Form S-3:

Title of Security Registered

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-50785

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in Item 14(b)(i). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
February 22, 1999
Philadelphia, Pennsylvania